Exhibit 10.3
EIGHTH MODIFICATION AGREEMENT
(Unsecured Loan)
     THIS EIGHTH MODIFICATION AGREEMENT (“Agreement”), dated November 18, 2005 but effective as of November 4, 2005, is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and AmREIT, a Texas Real Estate Investment Trust (“Borrower”).
RECITALS
     A. Lender made a revolving loan (the “Loan”) to Borrower in the maximum principal amount of TWENTY MILLION AND NO/100THS DOLLARS ($20,000,000.00) evidenced by a revolving note dated September 4, 2003, executed by Borrower in favor of Lender (the “Revolving Note”), which Revolving Note was modified and increased by a revolving loan to Borrower in the maximum principal amount of THIRTY MILLION AND NO/100THS DOLLARS ($30,000,000.00) evidenced by a First Amended and Restated Revolving Note dated December 8, 2003, executed by Borrower in favor of Lender (the “First Amended Note”).
     B. The First Amended Note is governed by the terms of a Revolving Credit Agreement (as amended, the “Loan Agreement”) dated September 4, 2003, executed by Borrower and Lender, which Loan Agreement, together with the First Amended Note, the First Modification (hereinafter defined), Second Modification (hereinafter defined), Second Amended Note (hereinafter defined), Third Modification Agreement (hereinafter defined), Fourth Modification Agreement (hereinafter defined), Fifth Modification Agreement (hereinafter defined), Third Amended Note (hereinafter defined), Sixth Modification Agreement (hereinafter defined), Seventh Modification (hereinafter defined) this Agreement and all other documents executed in conjunction with the Loan are herein collectively called the “Loan Documents.”
     C. Borrower and Lender entered into that certain Modification Agreement dated as of December 8, 2003 (the “First Modification”) pursuant to which the total amount of the Loan was increased and certain terms and provisions of the Loan Documents were modified and amended.
     D. Borrower and Lender entered into that certain Second Modification Agreement (the “Second Modification”) dated as of June 30, 2004 pursuant to which the total amount of the Loan was increased to Thirty-Five Million and No/100 Dollars ($35.000,000.00), which increased Loan is evidenced by a Second Amended and Restated Revolving Note executed and delivered by Borrower to Lender dated June 30, 2004 in the maximum principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (the “Second Amended Note”).
     E. Borrower and Lender entered into that certain Third Modification Agreement (the “Third Modification”) dated September 4, 2004, pursuant to which the Revolving Credit Termination Date (as defined in the Loan Agreement) was extended to October 4, 2004.
     F. Borrower and Lender entered into that certain Fourth Modification Agreement (the “Fourth Modification”) dated October 4, 2004, pursuant to which the Revolving Credit Termination Date (as defined in the Loan Agreement) was extended to October 4, 2005 and pursuant to which certain terms and provisions of the Loan Documents were modified and amended.
     G. Borrower and Lender entered into that certain Fifth Modification Agreement (the “Fifth Modification”) dated December 21, 2004, pursuant to which (i) the total amount of the Loan was increased to Forty-One Million and No/100 Dollars ($41,000,000.00), which increased Loan is evidenced by a Third Amended and Restated Revolving Note executed and delivered by Borrower to Lender dated December 21, 2004 in the maximum principal amount of Forty-One Million and No/100 Dollars ($41,000,000.00)(The “Third Amended Note”) and (ii) certain terms and provisions of the Loan Documents were modified and amended.
     H. Borrower and Lender entered into that certain Sixth Modification Agreement (the “Sixth Modification”) dated June 1, 2005, pursuant to which certain terms and provisions of the Loan Documents were modified and amended.
     I. Borrower and Lender entered into that certain Seventh Modification Agreement (the “Seventh Modification”) dated October 4, 2005, pursuant to which the Revolving Credit Termination Date (as defined in the Loan Agreement) was extended to November 4, 2005.
     J. By this Agreement Borrower and Lender intend to further extend the Revolving Credit Termination Date, to reduce the total amount of the Loan to Forty Million and No/100 Dollars ($40,000,000.00) and to further modify and amend certain terms and provisions of the Loan Documents.
     NOW, THEREFORE, Borrower and Lender agree as follows:
     1. DEFINED TERMS. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the same meanings as are ascribed to such terms in the Loan Agreement.
     2. DECREASE OF COMMITMENT. The Commitment shall be and hereby is decreased from Forty One Million and No/100 Dollars ($41,000,000.00) to Forty Million and No/100 Dollars ($40,000,000.00). To evidence such decrease in the Commitment Borrower shall execute and deliver to Lender a Fourth Amended and Restated Revolving Note in the form attached to this Agreement as Exhibit “A” and made a part hereof, which Fourth Amended and Restated Revolving Note shall, from and after the date of this Agreement, be deemed the “Revolving Note” which is defined in and the subject of the Loan Agreement, as modified by the Fifth Modification. Exhibit “A” to this Agreement shall be and hereby is substituted for Exhibit “B” to the Loan Agreement.
     3. DEFINITIONAL CHANGES.
(a)	The definition of the term “Applicable Margin” as set forth in Section 1.1 of the Loan Agreement shall be and hereby is deleted and the following shall be and hereby is inserted in lieu thereof:

“Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined in accordance with Section 7.1 (c) in effect at such time:

		Applicable Margin for	Applicable Margin for
Level	Ratio of Total Liabilities to Gross Asset Value	LIBOR Loans	Base Rate Loans
1	Less than or equal to 0.40 to 1.00	1.35%	0%
2	Greater than 0.40 to 1.00 but less than or equal to 0.50 to 1.00	1.55%	0%
3	Greater than 0.50 to 1.00 but less than or equal to 0.55 to 1.00	1.65%	0%
4	Greater than 0.55 to 1.00 but less than or equal to 0.60 to 1.00	1.85%	0%
5	Greater than 0.60 to 1.00	2.35%	0.25%
The Applicable Margin for Loans shall be determined by Lender based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 7.1(c) Any such adjustment to such Applicable Margin shall be effective as of the first day of the calendar quarter immediately following the end of the calendar quarter for which Borrower delivers to Lender the applicable Compliance Certificate pursuant to Section 7.1(c). If the Borrower fails to deliver a Compliance Certificate pursuant to Section 7.1(c) the Applicable Margin shall equal the percentages corresponding to Level 5 from the date the required Compliance Certificate was due until the date of receipt by Lender of the required Compliance Certificate; however the application of such Level 5 Applicable Margin under such circumstances shall not impair Lender’s ability to declare such failure to deliver the required Compliance Certificate an Event of Default. Further, the inclusion of Level 5 in the foregoing table shall not be deemed a consent by Lender for Borrower to breach the covenants set forth in Section 8.2 of this Loan Agreement and shall not impair Lender’s ability to declare such breach an Event of Default.”
(b)	The definition of the term “Commitment” as set forth in Section 1.1 of the Loan Agreement, as modified by the provisions of the Fifth Modification, shall be and hereby is modified to delete the words “Forty-One Million and No/100 Dollars ($41,000,000.00)” and to substitute the words “Forty Million and No/100 Dollars ($40,000,000.00)” in lieu thereof.

(c)	The definition of the term “Operating Property Value” as set forth in Section 1.1 of the Loan Agreement, as modified by the provisions of the Fourth Modification, shall be and hereby is deleted and the following definition shall be and hereby is inserted in lieu thereof:

“Operating Property Value” means, as of a given date and with respect to any Person, such Person’s EBITDA for the fiscal quarter most recently ended (including the amortized cash portion of Direct Financing Leases [as defined by GAAP] not already added back to EBITDA, and excluding Net Operating Income from any Property not owned by such Person for the entire fiscal quarter most recently ended and further excluding EBITDA derived from sources other than Property) multiplied by 4 and divided by (i) eight and one-quarter percent (8 1/[4]%) for that portion of EBITDA derived from single-tenant, triple-net leased Properties, (ii) eight and one-quarter percent (8 1/[4]%) for that portion of EBITDA derived from multi-tenant Properties and (iii) eight percent (8%) for portion of EBITDA derived from grocery-anchored retail Properties (including the Uptown Park Property being that retail Property located at 1101, 1111, 1121, 1131, 1141, 1151, and 1180 Uptown Park Boulevard, Houston, Texas 77056, plus the purchase price of any real property acquired during the fiscal quarter most recently ended other than real property upon which construction is then in progress.”
(d)	The definition of the term “Revolving Credit Termination Date” as set forth in Section 1.1 of the Loan Agreement, as modified by the provisions of the Seventh Modification, shall be and hereby is modified to delete the words “November 4, 2005” and substitute the words “November 4, 2007” in lieu thereof.
     4. ADDITION OF DEFINITION. The following definition shall be and hereby is added to Section 1.1 of the Loan Agreement:
“Unused Fee” means a fee payable by Borrower to Lender in consideration of Lender’s having the Commitment available to be loaned to Borrower, which Unused Fee shall be calculated and paid quarterly based on the portion of the Commitment, determined on a daily basis, not borrowed and outstanding during such preceding calendar quarter.”
     5. EXTENSION FEE. Upon the execution of this Agreement Borrower shall pay to Lender a credit facility extension fee in the amount of $200,000.00.
     6. UNUSED FEE. The following provision shall be and hereby is added as Section 3.1(d) to the Loan Agreement:
“(d) On the first day of each January, April, July and October prior to the Revolving Credit Termination Date, commencing January 1, 2006, and on the Revolving Credit Termination date with respect to the period since the last date on which the Unused Fee was paid, Borrower shall pay to Lender the Unused Fee. If the unused portion of the Commitment is equal to or greater than fifty percent (50%) of the Commitment, the Unused Fee rate shall be 12.5/100% (.125%) of the Unused portion of the Commitment. If the unused portion of the Commitment is less than fifty percent (50%) of the Commitment, the Unused Fee rate shall be 20/100% (.2%) of the unused portion of the Commitment”.
     7. UNENCUMBERED POOL PROPERTIES. The provisions of Sections 4.3 (d) and 4.3(e) of the Loan Agreement shall be and hereby are deleted and the following provisions shall be and hereby are inserted in lieu thereof:
“(d) No single-tenant Unencumbered Pool Property (other than those leased by CVS Corporation and its Subsidiaries [“CVS”]) shall constitute greater than 10% of the total value of the Unencumbered Pool Properties, and no single-tenant Unencumbered Pool Property leased by CVS shall constitute greater than 15% of the total value of the Unencumbered Pool Properties.
(e) Any single Unencumbered Pool Property which has an Unencumbered Pool Value that is greater than 15% of the total value of all Unencumbered Pool Properties shall, for the purposes of determining Maximum Loan Availability, only be accorded a value in an amount equal to 15% of the total value of all Unencumbered Pool Properties, except that the foregoing, limit shall, as to the South Bank Property (being that Property located at 111 West Crockett, San Antonio, Texas 78205) be increased to 25% of the total value of all Unencumbered Pool Properties.”
     8. CONCENTRATIONS. Section 7.19 of the Loan Agreement shall be and hereby is deleted and the following shall be and hereby is inserted in lieu thereof:
“At no time shall Borrower and its Subsidiaries, on a consolidated basis, derive more than 15% of its aggregate Net Operating Income from any single tenant (other than CVS), nor shall Borrower and its Subsidiaries, on a consolidated basis, derive more that 18% of its aggregate Net Operating Income from CVS. Any tenant entities whose financial reporting is, in accordance with GAAP, consolidated shall, for the purposes of the foregoing covenant, be deemed a “single tenant.”
     9. MINIMUM TANGIBLE NET WORTH. Section 8.1 of the Loan Agreement shall be and hereby is deleted and the following shall be and hereby is inserted in lieu thereof:
“Borrower shall not at any time permit the Tangible Net Worth of Borrower and its Subsidiaries, on a consolidated basis, to be less than (a) $158,000,000.00, plus (b) 90% of the amount of proceeds in cash or Property (net of transaction costs) received by Borrower from the sale or issuance by Borrower of Shares, options, warrants or other Equity Interests of any class or character after June 30, 2005.”
     10. RATIOS OF TOTAL LIABILITIES TO GROSS ASSET VALUE. The provisions of Section 8.2 of the Loan Agreement, as modified by the Fifth Modification, shall be and hereby are deleted and the following shall be and hereby are inserted in lieu thereof:

“Borrower shall not at any time permit the ratio of (a) Total Liabilities of Borrower and its Subsidiaries, on a consolidated basis, to (b) Gross Asset Value of Borrower and its Subsidiaries, on a consolidated basis to exceed 0.60 to 1.00.”
     11. RATIO OF EBITDA TO INTEREST EXPENSE. The provisions of Section 8.4 of the Loan Agreement shall be and hereby are deleted and the following provisions shall be and hereby are inserted in lieu thereof:
Borrower shall not permit the ratio of (a) EBITDA of Borrower and its Subsidiaries, on a consolidated basis, to (b) Interest Expense of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter to be less than 2.00 to 1.00.
     12. RATIO OF EBITDA TO FIXED CHARGES. The provisions of Section 8.5 of the Loan Agreement, as modified by the Fourth Modification, shall be and hereby are deleted and the following provisions shall be and hereby are inserted in lieu thereof:
Borrower shall not permit the ratio of (a) EBITDA of Borrower and its Subsidiaries, on a consolidated basis, to (b) the Fixed Charges of Borrower and its Subsidiaries, on a consolidated basis, for any fiscal quarter to be less than 1.75 to 1.00 for such quarter.
     13. NOTICES. The provisions of Section 10.1 of the Loan Agreement shall be and hereby are deleted and the following provisions shall be and hereby are inserted in lieu thereof:
“All notices, requests and other communications to any party under the Loan Documents shall be in writing (including facsimile transmission or similar writing) and shall be given to such party as follows:
If to Borrower:
AmREIT
Eight Greenway Plaza, Suite 1000
Houston, Texas 77046
Attention: Mr., Kerr Taylor
Telecopier: (713) 850-0498
Telephone: (713) 850-1400
With a copy of any notice of default to:
Wilson, Cribbs & Goren, P.C.
2500 Fannin
Houston, Texas 77002
Attn: Reid C. Wilson
Telecopier: (713) 229-8824
Telephone: (713) 222-9000

If to Lender:
Wells Fargo Bank, National Association
Minneapolis Loan Center
733 Marquette Avenue, 10th Floor
Minneapolis, Minnesota 55402
Attention: Disbursement Administrator
Telecopier: (866) 720-0617
Telephone: (612) 667-4507
with a copy to:
Wells Fargo Bank, National Association
1000 Louisiana, 4th Floor
Houston, Texas 77002-5093
Attention: Loan Administration
Telecopier: (713) 739-1077
Telephone: (713) 319-1414
or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the United States Mail, certified with return receipt requested, postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when received at the applicable address provided for in this Section; provided that notices to Lender under Article 2, and any notice of a change of address for notices, shall not be effective until received.”
     14. GUARANTORS. The execution of this Agreement is joined in by AMREIT OPERATING CORPORATION and AMREIT REALTY INVESTMENT CORPORATION, each as a Guarantor, for the purposes of (i) evidencing Guarantors’ consent to the modifications to the Loan Documents evidenced by this Agreement, (ii) confirming to Lender that Guarantors’ obligations to Lender as set forth in the Guaranty dated September 4, 2003, executed and delivered by Guarantor to Lender are ratified and declared to be in full force and effect, and (iii) evidencing their joinder in releasing Lender and waiving claims as set forth in Section 17 hereof.
     15. REAFFIRMATIONS. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Loan Documents.
     16. ENFORCEABLE OBLIGATIONS. Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents represent valid and enforceable obligations of Borrower, and Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Second

Amended Note, and Borrower further acknowledges and represents that no event has occurred and no condition exists which would constitute a default under the Loan Documents or this Agreement, either with or without notice or lapse of time, or both.
     17. RELEASE AND WAIVER OF CLAIMS. In consideration of (i) the modification of certain provisions of the Loan Documents, as herein provided, and (ii) the other benefits received by Borrower hereunder, Borrower and Guarantor, each for themselves, hereby RELEASE, RELINQUISH and forever DISCHARGE Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which either may have against Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives arising out of or with respect to (a) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender, and its predecessors, successors, assigns, agents, officers, directors, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable law.
     18. MISCELLANEOUS.
(a)	As modified hereby, the provisions of the Loan Documents shall continue in full force and effect, and the Borrower acknowledges and reaffirms its liability to Lender thereunder. In the event of any inconsistency between this Agreement and the terms of the Loan Documents, this Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Agreement and the modification of the Loan Documents including, but not limited to, all reasonable legal fees incurred by Lender.

(c)	Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Loan Documents and shall allow Lender to exercise all of its remedies set forth in the Loan Documents.

(d)	In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)	This Agreement and the Loan Documents shall be governed and construed according to the laws of the State of Texas (without regard to any conflict of laws principles) and the applicable laws of the United States.

(f)	This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors, assigns and legal representatives.

(g)	Borrower hereby acknowledges and agrees that it has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

(h)	This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(i)	ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

“LENDER”

WELLS FARGO BANK
NATIONAL ASSOCIATION

By: Name:	/s/ Timothy P. Williamson Timothy P. Williamson
Title:	Senior Vice President

“BORROWER”

AmREIT,
a Texas Real Estate Investment Trust

By: Name:	/s/ Chad Braun Chad Braun
Title:	Executive Vice President

“GUARANTORS”

AMREIT OPERATING CORPORATION,
a Texas corporation

By: Name:	/s/ Chad Braun Chad Braun
Title:	Vice President

AMREIT REALTY INVESTMENT CORPORATION,
a Texas corporation

By: Name:	/s/ Chad Braun Chad Braun
Title:	Vice President

EXHIBIT “A”
FORM OF FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

FOURTH AMENDED AND RESTATED REVOLVING NOTE

$40,000,000.00	Houston, Texas	November 4, 2005
     FOR VALUE RECEIVED, the undersigned, AmREIT, a Texas Real Estate Investment Trust (“Borrower”), hereby unconditionally promises to pay to the order of Wells Fargo Bank, National Association (the “Lender”), at its Lending Office at Wells Fargo Bank, National Association, Minneapolis Loan Center, 733 Marquette Avenue, 10th Floor. Minneapolis, Minnesota 55402 or at such other address as may be specified by Lender to Borrower, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), or such lesser amount as may be the then outstanding and unpaid balance of all the Loans made by Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (hereinafter defined).
     The Borrower further agrees to pay interest at said Lending Office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.
     This Fourth Amended and Restated Revolving Note (the “Revolving Note”) is given in modification and decrease of that certain Third Amended and Restated Revolving Note dated December 21, 2004, executed and delivered by Borrower to Lender in the original principal amount of FORTY-ONE MILLION AND NO/100 DOLLARS ($41,000,000.00) and from and after the date of this Revolving Note shall constitute the “Revolving Note” referred to in that certain Revolving Credit Agreement dated as of September 4, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and Lender, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Loans by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.
     It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law) governing the maximum rate or amount of interest payable on this Revolving Note or the Related Indebtedness (hereinafter defined). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Revolving Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of this Revolving Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Revolving Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Revolving Note and/or the Related Indebtedness (or, if this Revolving-Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Revolving Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Revolving Note has been paid in full before the end of the stated term of this Revolving Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Revolving Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Revolving Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Revolving Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Revolving Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Revolving Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Revolving Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Revolving Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Borrower and Lender hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Harris County, Texas, and each irrevocably waive the right to venue in any other county.
     As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Revolving Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Revolving Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Revolving Note.
     To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Revolving Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
     Notwithstanding anything in this Revolving Note to the contrary, if at any time (i) the interest rate provided for under this Revolving Note or any other Loan Document (the “Stated Rate”), and (ii) the Charges computed over the full term of this Revolving Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Stated Rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Stated Rate if such interest rate had at all times been in effect. Changes in the Stated Rate resulting from a fluctuations in the rates used to calculate the Stated Rate shall be subject to the provisions of this paragraph.
     The holder hereof shall be entitled to the benefits of the other Loan Documents (to the extent and with the effect as therein provided).
     The Borrower hereby waives presentment, demand, protest and notice of any kind, including without limitation notice of intent to accelerate and notice of acceleration. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     Time is of the essence of this Revolving Note.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note as of the date written above.

AmREIT,
a Texas Real Estate Investment Trust

By:	/s/ Chad Braun
Name:	Chad Braun
Title:	Executive Vice President